UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 26, 2011
Date of Report (Date of earliest event reported)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-16197	22-3537895
(Commission File Number)	(IRS Employer Identification No.)

500 Hills Drive, Suite 300
Bedminster, New Jersey 07921-1538
 (Address of principal executive offices)

(908) 234-0700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07                         Submission of Matters to a Vote of Security Holders.

On April 26, 2011, the Annual Meeting of shareholders of Peapack-Gladstone Financial Corporation was held.  A total of 7,577,781 of the Corporation’s shares were present or represented by proxy at the meeting.  The Corporation’s shareholders took the following actions:

Proposal #1-Voted on the election of 11 persons, named in the Proxy Statement, to serve as directors of Peapack-Gladstone Financial Corporation for the ensuing year constituting the entire Board of Directors.  The following is a list of directors elected at the Annual Meeting with the number of votes “For” and “Against/Withheld” as well as the number of abstentions and broker non-votes.

Name	For	Against/Withheld	Abstentions	Broker Non-Votes
Anthony J. Consi, II	6,387,990	258,563	0	931,228
James R. Lamb	6,419,082	227,471	0	931,228
Robert M. Rogers	6,411,467	235,086	0	931,228
Pamela Hill	6,409,636	236,917	0	931,228
Edward A. Merton	6,375,907	270,646	0	931,228
Philip W. Smith, III	6,252,421	394,132	0	931,228
Frank A. Kissel	6,408,195	238,358	0	931,228
F. Duffield Meyercord	6,387,419	259,134	0	931,228
Craig C. Spengeman	6,418,211	228,342	0	931,228
John D. Kissel	6,377,225	269,328	0	931,228
John R. Mulcahy	6,388,142	258,411	0	931,228

Proposal #2-Compensation of Executive Officers.

The number of shares voted “For” and “Against/Withheld” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	5,663,329
Against/Withheld	869,374
Abstained	113,849
Broker Non-Votes	931,229

Proposal #3-Ratification of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

The number of shares voted “For” and “Against/Withheld” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	7,502,720
Against/Withheld	66,942
Abstained	8,119
Broker Non-Votes	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: April 28, 2011	By: /s/ Jeffrey J. Carfora
Jeffrey J. Carfora
Executive Vice President and Chief Financial Officer and
Chief Accounting Officer